Exhibit 5.2
August 24, 2009
Watson Pharmaceuticals, Inc.
311 Bonnie Circle
Corona, California 92880
Re:	Registration Statement No. 333-161404 $850,000,000 Aggregate Principal Amount of 5.000% Notes due 2014 and 6.125% Notes due 2019
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Watson Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the issuance by the Company of 5.000% Notes due 2014 and 6.125% Notes due 2019 (collectively, the “Notes”) in the aggregate principal amount of $850,000,000 under the indenture dated as of August 24, 2009 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture dated as of August 24, 2009 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2009 (Registration No. 333-161404) (the “Registration Statement”), a base prospectus, date August 17, 2009, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a final prospectus supplement, dated August 18, 2009, filed with the Commission pursuant to Rule 424(b) under the Act on August 18, 2009 (together with the Base Prospectus, the “Prospectus”).
     In connection with this opinion, we have examined the Company’s Articles of Incorporation and By-Laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statement, including the Prospectus, and the exhibits thereto.
     In our capacity as special Nevada counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes.

Watson Pharmaceuticals, Inc.

August 24, 2009
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
     While certain members of our firm are admitted to practice in other jurisdictions, for purposes of this letter, we have examined only the laws of the State of Nevada. No opinion is expressed herein with respect to (i) the qualification of the Notes under the securities or blue sky laws of any federal, state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
     Based upon the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Notes have been duly authorized by all necessary corporate action of the Company.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated August 24, 2009 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm contained in the Prospectus under the heading “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP